Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
Solar Power, Inc.
Roseville, California
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147246) of Solar Power, Inc. of our report dated May 14, 2010, except for the restatement discussed in Note 18, as to which the date is March 14, 2011, relating to the consolidated financial statements, as of and for the year ended December 31, 2009, which appear in this Form 10-K.
/s/ Macias Gini & O’Connell LLP
Sacramento, California
March 14, 2011